UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 19, 2010
Date of Report (Date of earliest event reported)
PRGX Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-28000	58-2213805

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100
Atlanta, Georgia		30339

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code): 770-779-3900
PRG-Schultz International, Inc.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 1.01 Entry into a Material Definitive Agreement.
     On January 19, 2010, PRGX Global, Inc., formerly PRG-Schultz International, Inc. (“PRGX” or the “Company”), as co-borrower with PRGX USA, Inc., formerly PRG-Schultz USA, Inc. (“PRGX-USA”), a wholly owned subsidiary that is the Company’s principal domestic operating subsidiary, entered into a four-year Revolving Credit and Term Loan Agreement (the “Credit Facility”) with SunTrust Bank (“SunTrust”), as the initial lender thereunder, as the letter-of-credit issuer thereunder, and as the administrative agent (the “Administrative Agent”) for the lenders from time to time party thereto. The Credit Facility consists of a $15.0 million committed revolving credit facility (the “Revolver”), with a $5.0 million subfacility for the issuance of letters of credit, and a $15.0 million single draw term loan (the “Term Loan”), for an aggregate amount of financing of $30.0 million. The Credit Facility is guaranteed by each of PRGX’s other direct and indirect domestic wholly owned subsidiaries, except for certain immaterial domestic subsidiaries. None of PRGX’s direct or indirect foreign subsidiaries has guaranteed the Credit Facility. The Credit Facility is secured by substantially all of the assets of PRGX, PRGX-USA and each guarantor (including the stock of substantially all of the Company’s domestic subsidiaries and two-thirds of the stock of substantially all of the Company’s first-tier foreign subsidiaries).
     The Credit Facility will mature on January 19, 2014. Beginning March 31, 2010, quarterly amortization of the principal amount of the Term Loan is required, with each quarterly installment in the principal amount of $750,000. The Credit Facility also requires mandatory prepayment with the net cash proceeds from certain asset sales, equity offerings and insurance proceeds received by the Company; and, beginning with the Company’s fiscal year ending December 31, 2010, requires an additional mandatory prepayment in an amount equal to 50% of the Company’s excess cash flow (as determined under the Credit Facility) unless the Company’s leverage ratio at the end of any such fiscal year is then below a specified threshold. There are no prepayment penalties in the event the Company elects to prepay and terminate the Credit Facility prior to its scheduled maturity date.
     PRGX has used substantially all of the funds from the Term Loan, to prepay in full the approximately $14.2 million in outstanding indebtedness owed to the lenders under PRGX’s pre-existing Amended and Restated Financing Agreement, dated as of September 17, 2007, as amended, with Wells Fargo Foothill, Inc., as administrative agent, and Ableco Finance LLC, as collateral agent, and to terminate that prior credit facility in its entirety. No draw under the Revolver was necessary in connection with such prepayment and termination.
     Both the Revolver and the Term Loan bear interest under the Credit Facility at a rate per annum comprised of a specified index rate based on one-month LIBOR, plus an applicable margin determined under the Credit Facility. The index rate is determined as of the first business day of each calendar month. The applicable interest-rate margin varies from 2.25% per annum to 3.50% per annum, depending on the Company’s consolidated leverage ratio, and is determined in accordance with a pricing grid under the Credit Facility. On January 19, the closing date under the Credit Facility, the applicable interest rate (inclusive of the applicable interest rate margin) was 2.73% per annum.

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     Availability under the Revolver is limited to an amount equal to 80% of the outstanding amount of eligible accounts receivable of PRGX and PRGX-USA. The Credit Facility establishes numerous customary provisions relating to the eligibility of such accounts receivable. We believe there presently is $6.5 million in unused availability under the Revolver.
     The Credit Facility includes customary affirmative, negative, and financial covenants binding on the Company, including delivery of financial statements and other reports, maintenance of existence, and transactions with affiliates. The negative covenants limit the ability of the Company, among other things, to incur debt, incur liens, make investments, sell assets, repurchase shares of its capital stock or declare or pay dividends on its capital stock. The financial covenants included in the Credit Facility, among other things, limit the amount of capital expenditures the Company can make, set forth maximum leverage and net funded debt ratios for the Company and a minimum fixed charge coverage ratio, and also require the Company to maintain minimum consolidated earnings before interest, taxes, depreciation and amortization. In addition, the Credit Facility includes customary events of default.
     The foregoing description is qualified in its entirety by reference to the Credit Facility, the Subsidiary Guaranty Agreement dated as of January 19, 2010 by and among PRGX Global, Inc. (formerly PRG-Schultz International, Inc), and PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), as borrowers, each of the subsidiaries of PRGX Global, Inc. listed on schedule I thereto, as guarantors, and SunTrust Bank, as administrative agent, the Security Agreement dated January 19, 2010 among PRGX Global, Inc. (formerly PRG-Schultz International, Inc), PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), and the other direct and indirect subsidiaries of PRGX Global, Inc. signatory thereto, as grantors, in favor of SunTrust Bank, as administrative agent, and the Equity Pledge Agreement dated as of January 19, 2010, made by PRGX Global, Inc. (formerly PRG-Schultz International, Inc), PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), and the other direct and indirect subsidiaries of PRGX Global, Inc. signatory thereto, as grantors, in favor of SunTrust Bank, as administrative agent, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively.
Item 1.02 Termination of a Material Definitive Agreement.
     As stated above, in connection with the entering into of the Credit Facility, on January 19, 2010, the Company terminated its pre-existing Amended and Restated Financing Agreement dated as of September 17, 2007 (the “Previous Financing Agreement”), as amended, by and among the Company, PRGX-USA, the lenders party thereto from time to time, Ableco Finance LLC, as collateral agent for the Lenders, and Wells Fargo Foothill, Inc., as administrative agent. The Company had approximately $1.4 million of unamortized debt issuance cost associated with the Previous Financing Agreement, and, as a result, will incur, in the first quarter of fiscal year 2010, a $1.4 million noncash charge to earnings as a result of the termination of the Previous Financing Agreement. There were no material early termination penalties associated with the termination of the Previous Financing Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

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     See the information set forth in Item 1.01 to this Current Report on Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective January 20, 2010, the Company amended its Articles of Incorporation to change its name from “PRG-Schultz International, Inc.” to “PRGX Global, Inc.”
     The Company’s Articles of Amendment were filed with the Corporations Division of the Secretary of State of the State of Georgia. A copy of the Articles of Amendment are attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
          The following exhibits are filed herewith:

3.1	Articles of Amendment dated January 20, 2010 as filed with the Secretary of State of the State of Georgia

10.1	Revolving Credit and Term Loan Agreement dated as of January 19, 2010, by and among PRGX Global, Inc. (formerly PRG-Schultz International, Inc), and PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), as co-borrowers, the lenders from time to time party thereto, SunTrust Bank, as issuing bank, and SunTrust Bank, as administrative agent

10.2	Subsidiary Guaranty Agreement dated as of January 19, 2010 by and among PRGX Global, Inc. (formerly PRG-Schultz International, Inc), and PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), as borrowers, each of the subsidiaries of PRGX Global, Inc. listed on schedule I thereto, as guarantors, and SunTrust Bank, as administrative agent

10.3	Security Agreement dated January 19, 2010 among PRGX Global, Inc. (formerly PRG-Schultz International, Inc), PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), and the other direct and indirect subsidiaries of PRGX Global, Inc. signatory thereto, as grantors, in favor of SunTrust Bank, as administrative agent

10.4	Equity Pledge Agreement dated as of January 19, 2010, made by PRGX Global, Inc. (formerly PRG-Schultz International, Inc), PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), and the other direct and indirect subsidiaries of PRGX Global, Inc. signatory thereto, as grantors, in favor of SunTrust Bank, as administrative agent

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SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel
Dated: January 25, 2010

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Articles of Amendment dated January 20, 2010 as filed with the Secretary of State of the State of Georgia

10.1	Revolving Credit and Term Loan Agreement dated as of January 19, 2010, by and among PRGX Global, Inc. (formerly PRG-Schultz International, Inc), and PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), as co-borrowers, the lenders from time to time party thereto, SunTrust Bank, as issuing bank, and SunTrust Bank, as administrative agent

10.2	Subsidiary Guaranty Agreement dated as of January 19, 2010 by and among PRGX Global, Inc. (formerly PRG-Schultz International, Inc), and PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), as borrowers, each of the subsidiaries of PRGX Global, Inc. listed on Schedule I thereto, as guarantors, and SunTrust Bank, as administrative agent

10.3	Security Agreement dated January 19, 2010 among PRGX Global, Inc. (formerly PRG-Schultz International, Inc), PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), and the other direct and indirect subsidiaries of PRGX Global, Inc. signatory thereto, as grantors, in favor of SunTrust Bank, as administrative agent

10.4	Equity Pledge Agreement dated as of January 19, 2010, made by PRGX Global, Inc. (formerly PRG-Schultz International, Inc), PRGX USA, Inc. (formerly PRG-Schultz USA, Inc.), and the other direct and indirect subsidiaries of PRGX Global, Inc. signatory thereto, as grantors, in favor of SunTrust Bank, as administrative agent